SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549






                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 30, 1995

                      UNITED INVESTORS GROWTH PROPERTIES II
             (Exact name of registrant as specified in its charter)


           MISSOURI                     0-19242              43-1542902
   (State or other jurisdiction of   (Commission          (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                               Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina  29602
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (803) 239-1000









ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

    On August 30, 1995, Renaissance Village Apartments located in Seattle, Washington, was sold to an unaffiliated party, Kauri Investments, Ltd. United Investors Growth Properties II owned a 40% interest in Renaissance Village Associates. In the General Partner's opinion, it was in the Partnership's best interest to sell the property. Total consideration was $4,100,000. The Partnership recognized a gain on the sale of approximately $66,000.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(B).      PRO FORMA FINANCIAL INFORMATION

    Renaissance Village Apartments was sold to Kauri Investments, Ltd. on August 30, 1995. The following condensed balance sheet of the Partnership assumes the property had been sold at June 30, 1995.

                                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                                  (UNAUDITED)


                              June 30, 1995     Pro Forma           June 30,1995
                               As Reported     Adjustments            Pro Forma


 Cash                           $  541,584      $     --      (1)    $  541,584
 Other assets                      235,014            --      (1)       235,014
 Land                            1,071,000            --      (1)     1,071,000

 Buildings & related
     personal property, net      6,090,875            --      (1)     6,090,875
 Investment in joint venture        10,657       (10,657)                     0

 Total assets                   $7,949,130      $(10,657)            $7,938,473


 Accrued liabilities            $  166,999            --      (1)    $  166,999
 Mortgage notes payable          5,063,231            --      (1)     5,063,231


 Total liabilities               5,230,230            --              5,230,230

 Partner's Capital               2,718,900       (10,657)             2,708,243


 Total liabilities and
     partners capital           $7,949,130      $(10,657)            $7,938,473


(1) Represents pro forma adjustments to reflect the disposition of the Partnership's Investment in the Renaissance Village Apartments.




    The following pro forma consolidated statements of income (loss) assume Renaissance Village Apartments had been sold as of June 30, 1995 and December 31, 1994, respectively. The following pro forma consolidated statements of income (loss) do not reflect the gain realized from the sale.


                                                 PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                                          (UNAUDITED)
                                     For the six months ended                         For the year ended
                                          June 30, 1995                               December 31, 1994

                                           Adjustments                                     Adjustments
                               As Reported      (2)          Pro Forma     As Reported         (2)        Pro Forma

 Total revenues                  $753,194  $        --        $753,194      $1,452,306      $         --   $1,452,306

 Operating expenses               171,748           --         171,748         332,728                --      332,728
 General and
 administrative                    32,557           --          32,557          54,316                --       54,316

 Property management fees          36,848           --          36,848          72,485                --       72,485
 Maintenance                       64,363           --          64,363         134,665                --      134,665
 Depreciation and
 amortization                     141,247           --         141,247         274,968                --      274,968

 Interest                         236,150           --         236,150         475,955                --      475,955
 Property taxes                    61,369           --          61,369         109,364                --      109,364

 Total expenses                   744,282           --         744,282       1,454,481                --    1,454,481


 Equity in net loss of
     joint venture                (27,403)      27,403              --        (636,753)          636,753           --
 Net (loss) income              $ (18,491)    $ 27,403       $   8,912       $(638,928)        $ 636,753   $   (2,175)


 Net (loss) income
 allocated to general
 partner (1%)                  $     (185)   $     274       $      89      $   (6,389)         $  6,368  $       (22)
 Net (loss) income
 allocated to limited
 partner (99%)                    (18,306)      27,129           8,823        (632,539)          630,385       (2,153)

                                $ (18,491)     $27,403       $   8,912       $(638,928)         $636,753   $   (2,175)


 Net (loss) income per
 limited partnership unit       $   (0.89)     $  1.31       $    0.42       $  (30.62)         $   30.51  $     (0.11)

(2)      Represents pro forma adjustments to remove the equity in the net loss of the Renaissance Village Apartments as a result of the sale.

         Certain reclassifications have been made to the 1994 balances to conform to the 1995 presentation.





                                                  SIGNATURES


 In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         UNITED INVESTORS GROWTH PROPERTIES II
                         (A Missouri Limited Partnership)

                         By:   United Investors Real Estate, Inc., a
                               Delaware corporation, its General Partner




                         By:   /s/Carroll D. Vinson
                               Carroll D. Vinson
                               President

                         By:   /s/Robert D. Long, Jr.
                               Robert D. Long, Jr.
                               Controller and Principal
                               Accounting Officer


                         Date: September 14, 1995


(C)    EXHIBITS


Exhibit No.              Description

  10.15 Purchase and Sale Agreement, made as of the 19th of July, 1995, by and between Kauri Investments, Ltd., a Washington corporation, and Renaissance Village Associates, JV, a Kansas joint venture.

  10.16 Amendment to Purchase and Sale Agreement, made as of the 10th day of August, 1995, by and between Kauri Investments, Ltd., a Washington corporation, and Renaissance Village Associates, JV, a Kansas joint venture.